Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

I.C. Isaacs & Company, Inc.
New York, NY

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-63871, 333-46916 and 333-117735) of I.C. Isaacs & Company, Inc. of our report dated May 7, 2008, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.  Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Seidman, LLP

Bethesda, Maryland
May 7, 2008